Exhibit 10.36

SUNLIGHT FINANCIAL HOLDINGS INC.

INVENTIONS ASSIGNMENT, NON-COMPETITION,

NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

This Inventions Assignment, Non-Competition, Non-Solicitation and Confidentiality Agreement (this “Agreement”) is made and entered into by and between Sunlight Financial Holdings Inc., a Delaware corporation (the “Parent”), and [EXECUTIVE] (the “Executive”), and is effective as of [DATE] (the “Effective Date”). This Agreement is Exhibit C to the Employment Agreement by and among the Executive, the Parent, and Sunlight Financial LLC (the “Employment Agreement”), and is to be read in conjunction with the Employment Agreement.

As a condition of the Executive’s continued employment, and for the good and valuable mutually-agreed consideration provided to the Executive, including but not limited to the mutual promises herein, employment, the compensation and benefits to be paid and/or made available to the Executive, and the access and provision of confidential, proprietary, trade secret, and/or other non-public information to the Executive, the receipt and sufficiency of which are hereby acknowledged (“Consideration”), the Executive agrees to the terms and conditions set forth below.

1. Definitions. As used within this Agreement, the following definitions shall apply:

(a) “Business” means the residential solar industry, home improvement industry, any business in which any member of the Company Group engages during the employment of the Executive, and any business in which, as of the date of the Executive’s termination of employment, any member of the Company Group has then-current plans to enter and has taken material steps towards entering.

(b) “Company Group” means Parent and each of Parent’s present and future direct or indirect parents, subsidiaries, successors, and affiliated companies.

(c) “Competitive Business” means any Person (as defined below), and any parent, subsidiary, partner, agent, or affiliate of any such Person, that engages in, or has then-current plans to become engaged in, the Business, provided that a Competitive Business does not include a Person that has a line of business, division, subsidiary or other affiliate that is a Competitive Business, if the Executive is not providing services directly or indirectly to such line of business, division, subsidiary or other affiliate that is a Competitive Business and is not involved directly or indirectly in the management, supervision or operations of such line of business, division, subsidiary or other affiliate that is a Competitive Business.

(d) “Confidential Information” means information of any kind, nature, or description, that (i) relates to any member of the Company Group’s business, (ii) provides any member of the Company Group economic value or any business advantage, (iii) is not generally known to the public (other than as a result of a disclosure or wrongful act of the Executive or any of Employee’s agents), and (iv) is or has been learned or developed by the Executive as a direct or indirect result of, or during the course of, the Executive’s employment with or work relating to the Parent or any other member of the Company Group. Confidential Information includes, but is not limited to, the Inventions, trade secrets, proprietary or business information of any member of the Company Group, including, but not limited to, information about or relating in any way to: any customer; business, merchandise, or marketing procedures, processes, or services; hardware; software; research; marketing; developments; products; product lines; design; purchasing; finances and financial affairs; accounting; merchandising; selling or sales; engineering; employees, contractors, capital providers, business partners or business associates of any member of the Company Group; training; business practices; past, present or future acquisitions; potential or target acquisitions; customer lists; customer contact lists; vendor lists; supplier lists; pricing; pricing agreements; terms of agreements with capital providers or contractors; referral companies; solar or home improvement company distributors or manufacturers; merchandise resources; supply resources; service resources; system designs; procedures or manuals; policies; the prices that any member of the Company Group may obtain or have obtained or at which they sell or have sold any services or products; or the name of personnel of any member of the Company Group and those to whom such personnel reports.

(e) “Person” or “Persons” means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust, or any other business or legal entity or organization.

(f) “Restricted Customer” means any Person with which any member of the Company Group has contracted or to which any member of the Company Group has sold, negotiated for sales, marketed, attempted to or actually promoted or provided products or services to at any time during the twelve (12)-month period immediately prior to the Executive’s last day of employment.

2. Covenants of the Parent and the Executive.

(a) Covenants of the Parent. The Executive acknowledges that the Company Group is a service provider engaged in the Business and that, on an ongoing basis, receives, creates, and maintains its own and third-party Confidential Information, including highly confidential, trade secret, business and proprietary information and nonpublic personal information of individuals (all or which shall be included in the definition of “Confidential Information” herein). As a result of the Consideration and mutual promises upon which this Agreement is based, and as a condition of the Executive’s continued employment with the Parent or any other member of the Company Group, upon the full execution hereof, the Parent will provide and continue to provide the Executive with access to ongoing and new (i) Confidential Information and access to such information on a need to know basis in order for the Executive to perform the requirements of the Executive’s job, (ii) specialized training, which may include self-study materials and/or course work, classroom training, on-line training, on-the-job training, or instruction as to the Company Group’s products, services, operations, and methods of protecting Confidential Information, and/or (iii) goodwill support such as expense reimbursements in accordance with the Company Group’s policies, Confidential Information related to the Company Group’s current and prospective clients, customers, and business associates, or contact and relationships with current and potential clients, customers, and business associates, to help the Executive develop goodwill for the Company Group. The foregoing is not contingent upon continued employment of the Executive for any length of time, but is contingent upon the Executive not working for or assisting a Competing Business in any way and is contingent upon the Executive’s full compliance with the restrictions contained within Sections 2, 3 and 4 of this Agreement. The Executive specifically acknowledges that the items described in (i), (ii), and (iii) above will be items that the Executive has not previously been provided or would not be provided but for the execution of, and agreement to the terms within, this Agreement.

(b) Covenants of the Executive.

(i) The Executive agrees not to, directly or indirectly, participate in the unauthorized use, disclosure, misappropriation, dissemination or conversion of any Confidential Information. Specifically, but without limitation, the Executive agrees not to use Confidential Information for his or her sole benefit, or for the benefit of any Person or entity or in any other way other than in connection with the performance of the requirements of the Executive’s position or to build goodwill for the Company and in all such cases shall not use any such information in any way that harms any member of the Company Group or diminishes the value of the Confidential Information to any member of the Company Group. The Executive also agrees to use the specialized training, goodwill, and contacts developed with customers and contractors of any member of the Company Group for the exclusive benefit of the Company Group, and agrees not to use these items or this information at any time in a way that would harm the business interests of the Company Group.

(ii) Notwithstanding the foregoing, nothing in this Agreement prohibits the Executive from making disclosure as required by law or legal process or communicating with an appropriate governmental agency or entity regarding a possible violation of federal law or regulation or making disclosures that are protected under any whistleblower provisions of law or regulation. Importantly, the Executive is encouraged to communicate any such concerns directly with the Parent. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, the Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to the Executive’s attorney in relation to a lawsuit for retaliation against the Executive for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal.

(c) Settlement of Rights. By this Agreement, the Parent is providing the Executive with new rights that were not previously in existence. In exchange for the foregoing and the additional terms agreed to in this Agreement, the Executive agrees that (i) he or she is being provided with access to Confidential Information, specialized training, and the Company Group’s goodwill and access to customers and other persons, to which he or she has not previously had access, (ii) all goodwill developed with the clients, customers, and other business contacts of any member of the Company Group by the Executive during past employment with the Parent or any other member of the Company Group are the exclusive property of the Company Group, and (iii) the Confidential Information and specialized training received by the Executive during any past employment with the Parent or any other member of the Company Group will be used only for the benefit of the Company Group. The Executive waives and releases any claim that he or she should be able to use, for himself or herself, or for the benefit of any competing Person or entity, client or customer goodwill, specialized training, or Confidential Information that was previously received or developed by the Executive while working for the Parent or any other member of the Company Group.

(d) Goodwill with Customers. The Executive acknowledges that the Company Group has lasting relationships with their customers, channel partners, solar and home improvement manufacturing, distribution and referral companies and with its relationships with its capital providers and own the goodwill in the Executive’s relationships with such parties and that the Executive will develop or has developed or maintained in the course and scope of the Executive’s employment with the Parent. If the Executive owned goodwill in a relationship with any such party when the Executive commenced employment with the Parent, then the Executive hereby assigns any and all such goodwill to the Parent, and the Parent shall become the owner of such goodwill.

(e) The Parent’s Property. All documents and things provided to the Executive by any member of the Company Group for use in connection with the Executive’s employment, or created by the Executive in the course and scope of the Executive’s employment with the Parent, are the property of the Company Group and shall be held by the Executive as a fiduciary on behalf of the Company Group. Immediately upon termination of the Executive’s employment, and without the requirement of a prior demand by the Parent, the Executive shall surrender to the Parent all such documents and things, including, but not limited to, all Confidential Information and all documents and things related to Restricted Customers, together with all copies, recording abstracts, notes, reproductions or electronic versions of any kind made from or about the documents and things and the information they contain.

(f) Duty of Loyalty. The Executive understands that by virtue of employment with the Parent, being provided access to Confidential Information and access to the Company Group’s goodwill, the Executive owes each member of the Company Group a duty of loyalty and agrees to treat all Confidential Information, training, relationships with customers, solar or home improvement distributors, manufacturers and referral companies, capital providers, goodwill, and property entrusted to the Executive as a fiduciary. The Executive agrees to use such training and maintain and protect such Confidential Information, such relationships, goodwill, and property solely for the Company Group’s benefit. The Executive further agrees that nothing in this Agreement shall limit, in any way, the fiduciary duties that the Executive owes to the Parent or any other member of the Company Group under any other agreement between such Company Group member and the Executive or under applicable law, apart from this Agreement.

3. Inventions, Patents and Copyright Works. Subject to the carve-out set forth in Schedule 1 hereto (if any), the Executive recognizes, acknowledges, and agrees that the Parent or other members of the Company Group own certain inventions (whether patentable or not), discoveries, improvements, designs, ideas (whether or not shown or described in writing or reduced to practice) scientific and technical information, data and know-how of any nature including, and in addition to, any Confidential Information and trade secrets, and certain trademarks, tradenames, domain names, and copyrightable works including, but not limited to, literary works (including all written material), books, brochures, catalogs, manuals, training materials, directories, compilations of information, compilations of inspection or testing procedures, technical hardware, computer programs, software (object and source code), protocols, system architectures, advertisements, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, audio-visual works, and the like, regardless of the form or manner in which documented or recorded (collectively, “Intellectual Property”). Further, the Executive agrees as follows:

(a) Keep Records. The Executive agrees to keep and maintain adequate and current written records of all Intellectual Property made by the Executive (solely or jointly with others) during his or her term of employment with the Parent. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Parent. The records will be available to and remain the sole property of the Parent at all times.

(b) Notification of the Parent. The Executive agrees to promptly disclose to the Parent all Intellectual Property and other proprietary information which the Executive may author, create, make, conceive, or develop, either solely or jointly with others, whether inside or outside normal working hours or on or off the Parent’s or any Company Group member’s premises, during the term of employment with the Parent.

(c) Transfer of Rights. The Executive agrees that all Intellectual Property that the Executive develops (in whole or in part, either alone or jointly with others) shall be the sole property of the Parent and its assigns, and the Parent and its assigns shall be the sole owner of all patents, copyrights, mask-work rights, and registrations and other rights in connection therewith. The Executive acknowledges that all original works of authorship that are made by the Executive (solely or jointly with others) within the scope of and during the period of employment with the Parent shall be considered “works made for hire” under applicable copyright law, to the extent possible. The Executive agrees to and does hereby assign, grant, and convey to the Parent, its successors and assigns, the Executive’s entire right, title, and interest in and to all Intellectual Property and other proprietary rights and information which the Executive may author, create, make, receive, or develop, either solely or jointly with others, whether inside or outside normal working hours or on or off the Parent’s premises, during the term of employment with the Parent. To perfect the Parent’s ownership of such Intellectual Property, the Executive hereby assigns to the Parent any rights that the Executive may have or acquire in such Intellectual Property, including the right to modify such Intellectual Property, and otherwise waives and/or releases all rights of restraint and moral rights in the Intellectual Property.

(d) Assistance in Preparation of Applications. As to all such Intellectual Property, the Executive further agrees to assist the Parent and any other member of the Company Group in every way (but at the Parent’s expense) to obtain and from time to time enforce patents, copyrights, trade secrets, or other intellectual property, property or propriety rights, mask-work rights or other rights in such Intellectual Property in any and all countries, and the Executive will execute all documents for use in applying for and obtaining such rights and enforcing them as the Parent may desire, together with any assignments of them to the Parent or persons designated by the Parent. If the Parent is unable for any reason whatsoever to secure the Executive’s signature to any lawful and necessary document required to apply for or execute any application with respect to such Intellectual Property (including renewals, extensions, continuations, divisions or continuations in whole or in part thereof), the Executive hereby irrevocably designates and appoints the Parent and its duly authorized officers and agents, as the Executive’s agents and attorneys-in-fact to act for and in the Executive’s behalf and to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trade secrets or other intellectual property or propriety rights, mask-work rights or other rights thereon, with the same legal force and effect as if executed by the Executive.

4. Non-Competition and Non-Solicitation. The Executive agrees that the following covenants are reasonable and necessary agreements for the protection of the business interests covered in the fully enforceable, ancillary agreements set forth in this Agreement, including those contained within Section 2.

(a) Non-Competition. The Executive agrees that while employed by the Parent and for [eighteen (18)][twelve (12)]1 months after the last day of his or her employment, regardless of the reason for termination of such employment, the Executive shall not, directly or indirectly, own, be employed by, supervise, assist, perform services for, work for, or otherwise engage in activities for a Competitive Business in any capacity: (i) in the United States given the national scope of the Executive’s place of work and the locations of the Restricted Customers, and (ii) within the Parishes of Louisiana that are set forth in Schedule 2. The Executive hereby stipulates and confirms that the national geographic restriction, and the temporal restriction, are each and collectively reasonable in geographic area because of the scope of the Company Group’s national operations and the nature of the Executive’s engagement by the Parent and services to the Company Group. The Executive may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods.

(b) Non-Solicitation of Restricted Customers. The Executive agrees that while employed by the Parent and for [eighteen (18)][twelve (12)]2 months after the last day of employment, regardless of the reason for termination of employment, the Executive shall not, on behalf of the Executive or a Competitive Business, directly or indirectly, solicit, cause to be solicited, sell to, contact, supervise, assist, or otherwise be involved with the solicitation of, or do or otherwise attempt to do business with a Restricted Customer related to a Competitive Business. The restrictions in this paragraph are geographically limited to wherever any Restricted Customer can be found or is available for solicitation, which the parties stipulate is a reasonable geographic area because of the national scope of the Company Group’s operations, the nature of the Executive’s engagement with the Parent and services to the Company Group, and the limited definition of Restricted Customers set forth herein. The Executive may not avoid the purpose and intent of this paragraph by engaging in conduct within the geographically limited area from a remote location through means such as telecommunications, written correspondence, computer generated or assisted communications, or other similar methods. Notwithstanding the foregoing, it shall not be a violation of this Section 4(b) for the Executive to place a generalized advertisement whether in writing, electronic, or otherwise not targeted directly or indirectly at Restricted Customers.

(c) Non-Solicitation of Executives and Contractors. The Executive agrees that while employed by the Parent and for [eighteen (18)][twelve (12)]3 months after the last day of employment, regardless of the reason for termination of employment, the Executive shall not directly or indirectly solicit, cause to be solicited, assist, or otherwise be involved with the solicitation of, any employee, contractor or other person to terminate that person’s employment, contract or relationship with any member of the Company Group or to breach that person’s employment agreement or contract with any member of the Company Group. Further, the Executive agrees that while employed by the Parent and for [eighteen (18)][twelve (12)]4 months after the last day of employment, regardless of the reason for termination of employment, the Executive will not, directly or indirectly, hire, recruit, solicit, or participate or assist any person or entity in hiring, recruiting or soliciting, any individual who was an employee or contractor of any member of the Company Group at any time within the last six (6) months of the Executive’s employment with the Parent. Notwithstanding the foregoing, it shall not be a violation of this Section 4(c) for the Executive to (i) place a generalized advertisement whether in writing, electronic, or otherwise not targeted directly or indirectly at employees or contractors of any member of the Company Group; or (ii) serve as a reference for any person.

[1]	Note to Draft: To be 18 months for Matthew Potere (“CEO”) and 12 months for Barry Edinburg and Timothy Parsons (collectively, the “Other Senior Executives”).
[2]	Note to Draft: To be 18 months for CEO and 12 months for the Other Senior Executives.
[3]	Note to Draft: To be 18 months for CEO and 12 months for the Other Senior Executives.
[4]	Note to Draft: To be 18 months for CEO and 12 months for the Other Senior Executives.

(d) Early Resolution Conference. This Agreement is understood to be clear and enforceable as written and is executed by both parties on that basis. However, should the Executive later challenge any provision as unclear, unenforceable, or inapplicable to any competitive activity in which the Executive intends to engage, the Executive hereby agrees to first notify the Parent in writing of such concern(s) and meet with the Parent’s representative(s) and a neutral mediator (if the Parent elects to retain one at its expense) to discuss resolution of any disputes between the parties. The Executive will provide this notification at least fourteen (14) days before the Executive engages in any activity on behalf of a Competitive Business or engages in other activity that could foreseeably fall within a questioned restriction. The Executive expressly states and affirms that the failure to comply with this requirement shall operate as a full and complete waiver of the Executive’s right to challenge the reasonable scope, clarity, applicability, or enforceability of this Agreement and its restrictions at a later time. All rights of both parties will be preserved if the Early Resolution Conference requirement is complied with even if no agreement is reached in the conference. The Executive further agrees that during the term of the restrictions in Sections 4(a), 4(b) and 4(c) of this Agreement, the Executive shall promptly inform the Parent in writing of the identity of any new employer, the job title of the Executive’s new position, and a description of any services to be rendered to that new employer; and, if the new employer is a Competitive Business, will communicate the Executive’s obligations under this Agreement to each new employer, which shall include providing each new employer with a copy of this Agreement.

5. Survival/Enforcement of Restrictive Covenants.

(a) Survival of Covenants. Each restriction set forth in Sections 2, 3 and 4 of this Agreement shall survive the termination of the Executive’s employment with the Parent. The existence of any claim or cause of action of the Executive against the Parent or any other member of the Company Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Parent or any other member of the Company Group of any covenant contained in this Agreement. In the event an enforcement remedy is sought under Sections 4(a), 4(b) or 4(c) of this Agreement, the periods of time provided in those Sections shall be tolled and extended by one day for each day the Executive failed to comply with each restriction at issue.

(b) Remedies. In the event of a breach or threatened breach by the Executive of any provision of Sections 2, 3 or 4 of this Agreement, the Parent or any other member of the Company Group shall be entitled to (i) injunctive relief by temporary restraining order, temporary injunction, preliminary injunction, or permanent injunction; (ii) recovery of all attorneys’ fees and costs incurred by such Company Group member in obtaining such relief; (iii) any other legal and equitable relief to which such Company Group member may be entitled, including without limitation any and all monetary costs and damages which such Company Group member may incur as a result of any such breach or threatened breach; and (iv) applicable only to a breach by the Executive of Section 4(a), (b) or (c) (as determined by the Parent), a recoupment of any and all severance monies previously paid by the Parent to the Executive pursuant to any agreement of employment or severance by and between the Parent and the Executive, and a cessation of all unpaid and future payments regarding the same. An agreed amount for the bond to be posted if an injunction is sought by the Parent is Five Hundred Dollars ($500), if any bond is required by a Court of competent jurisdiction. The Parent may pursue any remedy available, without limitation, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.

6. Entire Agreement/Amendment. This Agreement (including its Schedules 1 and 2) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings, representations and agreements between the Parent and the Executive (whether oral or written, and whether express or implied) with respect to the subject matter hereof, including, without limitation, as may have been included in any employment agreement or offer letter, restrictive covenants agreement or as may have been included in any prior grant agreement for the award of equity, profit interests or pursuant to any long-term incentive plan of any Company Group member. No supplement, modification, amendment, or waiver of any of the terms, conditions, or provisions in this Agreement can be made unless they are in writing and signed by both the Parent and the Executive. The Executive further agrees that the terms, conditions and restrictions of this Agreement and its enforceability shall continue to apply and be valid notwithstanding any change in the Executive’s duties, responsibilities, compensation, reporting structure, employing entity, position, or job title, or any other significant or material change in the Executive’s employment relationship with the Parent, including the Executive’s termination or separation from employment for any reason.

7. Parties Bound. This Agreement and the rights and obligations under it shall be binding upon and inure to the benefit of the Parent, the Executive, and their respective heirs, personal representatives, successors and assigns; provided, however, that the Executive may not assign any rights or obligations under this Agreement without the express written consent of the Parent. The Parent may assign its rights and obligations under this Agreement in connection with a Change in Control (as defined in the Employment Agreement).

8. Third-Party Beneficiaries. Each member of the Company Group that is not a signatory to this Agreement shall be a third-party beneficiary of the Executive’s obligations hereunder and shall be entitled to enforce such obligations as if a party hereto.

9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced without such illegal, invalid, or unenforceable provision, and the remaining provisions in this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance. Further, if any of the restrictions in Sections 2, 3 or 4 of this Agreement are deemed unenforceable as written by a court of competent jurisdiction, the parties expressly authorize and request that the court reform such terms of this Agreement, including by revising, deleting, or adding to those restrictions, to the extent necessary to enforce the intent of the parties to the greatest legally permissible restriction and to provide effective protection for the Company Group’s goodwill, specialized training, Confidential Information, Intellectual Property and any and all other business interests.

10. Miscellaneous Provisions. The miscellaneous provisions contained in Sections 8(d), 8(f), 8(g), 8(j), 8(k), 8(m), 8(n), 8(o) and 8(p) of the Employment Agreement are incorporated herein by reference and shall apply equally to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the Effective Date.

SUNLIGHT FINANCIAL HOLDINGS INC.	EXECUTIVE

By:
[EXECUTIVE]
Its:
Dated:
Dated:

SCHEDULE 1

SUNLIGHT FINANCIAL HOLDINGS INC.

INVENTIONS ASSIGNMENT, NON-COMPETITION,

NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

Notwithstanding anything contained in Section 3 of the Sunlight Financial Holdings Inc. Inventions Assignment, Non-Competition, Non-Solicitation and Confidentiality Agreement (the “Agreement”) entered into as of [DATE], by and between Sunlight Financial Holdings Inc. (the “Parent”) and [EXECUTIVE] (the “Executive”) to the contrary, the Executive represents that the following was developed by him or her prior to his or her becoming an employee of the Parent, and based on the accuracy of such representation, the Parent and the Executive agree that the following shall not be deemed to be “Intellectual Property,” as such term is defined in Section 3(a) of the Agreement:

For purposes of clarity and avoidance of doubt, the above (if any) is a carve-out only from the application of Section 3 of the Agreement and the defined term Intellectual Property. This means that the above (if any) shall not act as a limitation on any other section of the Agreement or a limitation of any other defined term contained therein (e.g., it shall not act as a limitation on the defined term Confidential Information).

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SCHEDULE 2

SUNLIGHT FINANCIAL HOLDINGS INC.

INVENTIONS ASSIGNMENT, NON-COMPETITION,

NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT

Louisiana Parishes

Pursuant to Section 4(a) of the Sunlight Financial Holdings Inc. Inventions Assignment, Non-Competition, Non-Solicitation and Confidentiality Agreement (the “Agreement”) entered into as of [DATE], by and between Sunlight Financial Holdings Inc. (the “Parent”) and [EXECUTIVE] (the “Executive”), the Parent and the Executive agree that the Parishes within Louisiana to which Section 4(a) of the Agreement shall apply are as follows:

Acadia Parish
Allen Parish
Ascension Parish
Assumption Parish
Avoyelles Parish
Beauregard Parish
Bienville Parish
Bossier Parish
Caddo Parish
Calcasieu Parish
Caldwell Parish
Cameron Parish
Catahoula Parish
Claiborne Parish
Concordia Parish
De Soto Parish
East Baton Rouge Parish
East Carroll Parish
East Feliciana Parish
Evangeline Parish
Franklin Parish
Grant Parish
Iberia Parish
Iberville Parish
Jackson Parish
Jefferson Davis Parish
Jefferson Parish
Lafayette Parish
Lafourche Parish

La Salle Parish
Lincoln Parish
Livingston Parish

Madison Parish
Morehouse Parish
Natchitoches Parish
Orleans Parish
Ouachita Parish
Plaquemines Parish
Pointe Coupee Parish
Rapides Parish
Red River Parish
Richland Parish
Sabine Parish
Saint Bernard Parish
Saint Charles Parish
Saint Helena Parish
Saint James Parish
Saint John The Baptist Parish
Saint Landry Parish
Saint Martin Parish
Saint Mary Parish
Saint Tammany Parish
Tangipahoa Parish
Tensas Parish
Terrebonne Parish
Union Parish
Vermilion Parish
Vernon Parish
Washington Parish
Webster Parish
West Baton Rouge Parish
West Carroll Parish
West Feliciana Parish
Winn Parish

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